EXHIBIT (m)(iii)(A)
                                                     AMENDED: SEPTEMBER 29, 2005

                                     FORM OF
                                    EXHIBIT A
                              TO FIFTH THIRD FUNDS
                          INVESTMENT B RULE 12B-1 PLAN

                                 Class B Shares

         The Investment B Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Class B Shares of the Series of the Trust set forth below (the "Applicable Funds"):

CLASS B SHARES:
Fifth Third Prime Money Market Fund                          Fifth Third Small Cap Growth Fund
Fifth Third Quality Growth Fund                              Fifth Third Equity Index Fund
Fifth Third Disciplined Large Cap Value Fund                 Fifth Third Large Cap Core Fund
Fifth Third Dividend GrowthFund                              Fifth Third Municipal Bond Fund
Fifth Third Balanced Fund                                    Fifth Third Michigan Municipal Bond Fund
Fifth Third Mid Cap Growth Fund                              Fifth Third Short Term Bond Fund
Fifth Third International Equity Fund                        Fifth Third LifeModel Conservative FundSM
Fifth Third Technology Fund                                  Fifth Third LifeModel Moderately
Fifth Third Intermediate Bond Fund                                    Conservative FundSM
Fifth Third Bond Fund                                        Fifth Third LifeModel Moderate FundSM
Fifth Third Intermediate Municipal Bond Fund                 Fifth Third LifeModel Moderately
Fifth Third Ohio Municipal Bond Fund                                  Aggressive FundSM
Fifth Third Multi Cap Value Fund                             Fifth Third LifeModel Aggressive FundSM
Fifth Third Micro Cap Value Fund                             Fifth Third Small Cap Value Fund
                                                             Fifth Third High Yield Bond Fund

FIFTH THIRD FUNDS

By:____________________________
Name:
Title: